                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 1999, except as to Note 16, which is as of December 8, 1999, relating to the consolidated financial statements of Digital Island, Inc., which appears in Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 29, 1999 relating to the financial statement schedules, which appears in this Form 10-K.



                                                /s/ PricewaterhouseCoopers LLP
                                                ------------------------------
                                                PricewaterhouseCoopers LLP



San Francisco, California
May 23, 2000